Exhibit 10.1

EXECUTION COPY

NOTE PURCHASE AND PLACEMENT AGREEMENT

among

ADS CLO 2 LLC,

as Issuer

and

BOFA SECURITIES, INC.,

as Initial Purchaser

and

APOLLO GLOBAL SECURITIES, LLC,

as Placement Agent

August 12, 2025

NOTE PURCHASE AND PLACEMENT AGREEMENT, dated as of August 12, 2025 (this “Agreement”), among ADS CLO 2 LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), BofA Securities, Inc. (the “Initial Purchaser”) and Apollo Global Securities, LLC in its capacity as co-placement agent, (the “Placement Agent”).

WHEREAS, the Issuer intends to issue each class of securities set forth in the Final Offering Document (as defined herein) and, for purposes of this Agreement: (i) “Secured Notes” means, collectively, the classes of securities identified as such in the Final Offering Document, (ii) “Subordinated Notes” means, the class of securities identified as such in the Final Offering Document and (iii) “Notes” means, collectively, the Secured Notes and the Subordinated Notes;

WHEREAS, the Issuer proposes to offer for sale the Notes to the following persons (each, an “Eligible Investor”):

(i) in the United States in private offerings solely to purchasers that are:

(A) “qualified institutional buyers” (“Qualified Institutional Buyers”) as that term is defined in Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) that are also “qualified purchasers” (“Qualified Purchasers”) as such term is defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and the various rules relating thereto and promulgated thereunder for purposes of Section 3(c)(7) of the Investment Company Act or entities owned exclusively by Qualified Purchasers (each, a “QIB/QP”);

(B) (a) solely in the case of Notes issued as Certificated Notes, institutional “accredited investors” meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D (“Regulation D”) under the Securities Act (“Institutional Accredited Investors”) that are also Qualified Purchasers or entities owned exclusively by Qualified Purchasers; and

(ii) Except in the case of Subordinated Notes, in offshore transactions to purchasers that are not “U.S. persons” as defined in, and in reliance on, Regulation S under the Securities Act (“Regulation S”) that are also QIB/QPs;

WHEREAS, the Notes will be issued pursuant to an indenture (the “ Indenture”), to be dated as of August 12, 2025 (the “Closing Date”), between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”);

WHEREAS, the Secured Notes will be secured by a portfolio of primarily loan obligations and certain other assets of the Issuer as provided in the Indenture, which assets will be managed by Apollo Debt Solutions BDC, as collateral manager (in such capacity, the “Collateral Manager”), pursuant to that certain collateral management agreement to be dated as of the Closing Date (the “Management Agreement”) between the Collateral Manager and the Issuer; and

WHEREAS, the Issuer has prepared and delivered to the Initial Purchaser and the Placement Agent for delivery to prospective investors in the Notes, preliminary offering memoranda dated June 17, 2025 and June 30, 2025 (including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, collectively, the “Preliminary Offering Document”) and have prepared a final offering memorandum dated July 31, 2025 (including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, the “Final Offering Document” and, together with the Preliminary Offering Document, the “Offering Document”), describing, among other things, the terms of the Notes, the Indenture, the Management Agreement, the Assets, the Issuer, the offering of the Notes and certain investment considerations.

NOW IT IS HEREBY AGREED as follows (capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture):

1. Purchase and Placement of Notes; Appointment of Initial Purchaser and Placement Agent. (a) On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties herein set forth, (1) the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser hereby agrees to purchase from the Issuer, on the Closing Date, the aggregate principal amount of each Class of Notes specified on Schedule A hereto (collectively, the “Purchased Notes”) at a purchase price equal to the percentage of the principal amount of the Purchased Notes specified on Schedule A hereto and (2) subject to Section 10 hereof, the Issuer hereby authorizes the Placement Agent to endeavor to arrange on a “reasonable best efforts” basis the placement of the Placed Notes, with sales of the Placed Notes to be made directly by the Issuer to the Original Purchasers (as defined herein) thereof. Each transaction described in the preceding sentence shall be on a private placement basis pursuant to the exemption under Section 4(a)(2) of the Securities Act.

(1) The Issuer hereby appoints BofA Securities, Inc. as Initial Purchaser, sole bookrunner and sole structuring agent in connection with the issuance, offering and sale of the Purchased Notes and the Initial Purchaser hereby accepts such appointments and (2) the Issuer hereby appoints Apollo Global Securities, LLC as Placement Agent in connection with the issuance, offering and sale of the Notes to be issued and sold to the investors (such Notes, the “Placed Notes”) and the Placement Agent hereby accepts such appointment.

With respect to such purchase or placement (as applicable) of the Notes, each of the Issuer, the Initial Purchaser and the Placement Agent represents and agrees (with respect to itself only) that it (and any other person or entity acting on its behalf, except that the Issuer makes no such representation with respect to the Initial Purchaser, the Placement Agent or any person or entity acting on behalf of the Initial Purchaser or the Placement Agent) will have a reasonable belief on the Closing Date that the purchasers of Notes (the “Original Purchasers”) are Eligible Investors; provided that for the avoidance of doubt, the foregoing representation and agreement of the Initial Purchaser shall apply only to the Purchased Notes and the foregoing representation and agreement of the Placement Agent shall apply only to the Placed Notes. The Initial Purchaser shall require each Original Purchaser of Subordinated Notes and/or Certificated Notes purchased from the Initial Purchaser to execute and deliver a related subscription agreement in form and substance reasonably satisfactory to the Issuer, the Initial Purchaser and their respective counsel (each, a “Subscription Agreement”). The Initial Purchaser will offer the Purchased Notes to the Original Purchasers at individually negotiated prices.

(b) The Notes sold hereby shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement.

(c) Each of the Initial Purchaser and the Placement Agent shall have the right to reject, in whole or in part, any offer received by it to purchase Notes. Any such rejection by the Initial Purchaser or the Placement Agent, as the case may be, shall not be deemed to be a breach of the agreements contained herein.

2. Closing. On the Closing Date, delivery of and payment for the Notes shall be made (a) in the case of the Global Notes, through the facilities of The Depository Trust Company (“DTC”) and (b) in the case of any Certificated Notes, at the offices of Dechert LLP, 300 South Tryon Street Suite 800, Charlotte, North Carolina 28202. On the Closing Date, (i) the Issuer shall accept payment for the Purchased Notes from the Initial Purchaser on behalf of the related Original Purchasers by wire transfer of Federal (same day) funds to a U.S. Dollar account designated by the Issuer, (ii) the Issuer shall accept payment for the Placed Notes from the related Original Purchasers (or from the Placement Agent on their behalf to the order of the Issuer) by wire transfer of Federal (same day) funds to a U.S. Dollar account designated by the Issuer (or by such other means as shall be acceptable to the Issuer, the related Original Purchasers and the Placement Agent), (iii) the Issuer shall cause the Global Notes to be delivered to the Trustee, as custodian for DTC, and (iv) the Issuer shall cause any Certificated Notes offered and sold by the Issuer to be delivered in accordance with the written instructions received from the related Original Purchasers.

3. Fees and Expenses; Reimbursement. (a) The Issuer shall pay or cause to be paid the following: (i) a structuring fee and initial purchase commission to be paid to the Initial Purchaser in full on the Closing Date as set forth in that certain engagement letter dated as of March 25, 2025, between the Initial Purchaser and the Collateral Manager (the “Engagement Letter”); (ii) a placement fee to be paid to the Placement Agent in full on the Closing Date as set forth in the Engagement Letter, (iii) all costs and expenses in connection with the preparation, printing, issuance, sale and delivery of the Notes, including any documentary stamp or similar issue tax; (iv) all fees, disbursements and expenses of the Issuer’s counsel, accountants and other advisers; (v) all costs and expenses in connection with the preparation, production and distribution of each Preliminary Offering Document and the Final Offering Document, and any amendments and supplements thereto and revisions thereof the Indenture, the Collateral Administration Agreement, the Management Agreement, the Securities Account Control Agreement, the organizational documents of the Issuer, this Agreement and all other documents relating to the issuance of the Notes (collectively, the “Transaction Documents”); (vi) all fees and expenses of the Trustee and the Collateral Administrator; (vii) the cost of word processing and reproducing this Agreement, any blue sky and legal investment memoranda and any other agreements or documents in connection with the offering, purchase, sale and delivery of the Notes; (viii) all expenses incurred in connection with the qualification of the Notes for offering and sale under applicable securities laws as provided in Section 5(b) hereof; (ix) all fees and expenses incurred in connection with the formation of the Issuer; (x) all fees and expenses incurred in connection with the rating of the Secured Notes by the Rating Agencies; (xi) all expenses incurred in connection with the notification to the Financial Services Agency of Japan under the Japanese Act on

Investment Trusts and Investment Corporations; and (xii) the fees and legal and other costs and expenses incurred by the Initial Purchaser and the Placement Agent in connection with the issuance of the Notes and the preparation and execution of this Agreement, the other Transaction Documents and any other agreements or documents in connection with the offering, sale or delivery of the Notes. The Issuer acknowledges and agrees that no portion of the structuring fee or initial purchase commission payable to the Initial Purchaser hereunder will be contingent upon an investment in the Notes by any particular investor.

(b) If the Notes are not delivered as contemplated by this Agreement for any reason other than the gross negligence or willful misconduct of the Initial Purchaser or the Placement Agent in the performance of its respective obligations hereunder, the Issuer agrees to reimburse each of the Initial Purchaser and the Placement Agent for all of its out-of-pocket expenses, including fees and disbursements of its counsel, reasonably incurred by the Initial Purchaser and the Placement Agent in connection with this Agreement and the transactions contemplated herein and in the Offering Document; provided that in such event, the Issuer shall be under no further liability to the Initial Purchaser or the Placement Agent except as provided in this Section 3 and Section 8 hereof.

4. Representations and Warranties. The Issuer hereby represents and warrants to, and agrees with, the Initial Purchaser and the Placement Agent that, as of the Closing Date:

(a) The Issuer has been duly organized and is validly existing under the laws of the State of Delaware, and (i) has the power and authority to own its assets, to create and issue the Notes to be issued by it and to execute and deliver this Agreement and the other Transaction Documents to which it is party, to conduct its business as described in the Offering Document and to undertake and to perform the obligations expressed to be assumed by it herein and therein, (ii) has taken all necessary action to approve and to authorize the same and (iii) is lawfully qualified and is in good standing to do business in each jurisdiction in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects or financial condition of the Issuer and would not otherwise be material in the context of the issuance, offering and sale of the Notes (collectively, a “Material Adverse Effect”);

(b) This Agreement and each of the other Transaction Documents to which the Issuer is a party have been duly authorized, executed and delivered by the Issuer thereto and each such Transaction Document, when duly executed and delivered by the other parties thereto, is or will be a legal, valid and binding agreement of the Issuer, and enforceable against the Issuer, in accordance with its terms subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles;

(c) On the Closing Date, the Notes will have been duly authorized by the Issuer and when the Notes are delivered to and paid for by the related Original Purchasers (or by the Initial Purchaser for resale to the related Original Purchasers) in accordance with the Indenture and, in the case of Notes that are Subordinated Notes and/or Certificated Notes, the provisions of each Subscription Agreement, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture, enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles;

(d) [Reserved];

(e) The Issuer is not in violation of its organizational documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, trust deed, mortgage, lease or other agreement or instrument to which it is a party or by which it or its property is bound;

(f) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance, sale or delivery of the Notes or the performance by the Issuer of its obligations thereunder, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery or performance by the Issuer of the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby, except, in each case, for those which have been duly made or obtained and are in full force and effect and such as may be required under state securities or blue sky laws in any jurisdiction in connection with the sale of the Notes and except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect with respect to the Issuer;

(g) The Issuer possesses, and immediately after giving effect to the offer, sale and delivery of the Notes by the Issuer in the manner contemplated by this Agreement and the consummation of the other transactions contemplated by the Transaction Documents shall possess, all material licenses, certificates, authorizations and permits issued by, and has made, and immediately after giving effect to the offer, sale and delivery of such Notes by the Issuer in the manner contemplated by this Agreement and the consummation of the other transactions contemplated by the Transaction Documents shall have made, all declarations and filings with the appropriate federal, state, local or non-U.S. regulatory agencies or bodies which are necessary for the ownership of its properties or the conduct of its businesses as described in the Offering Document, except, in each case, where the failure to possess or make the same would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect, and the Issuer has not received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit shall not be renewed, except where such revocation, modification or non-renewal would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect;

(h) The execution and delivery by the Issuer of the Transaction Documents to which it is a party and the performance by the Issuer of its obligations under the Transaction Documents to which it is a party, the issuance of the Notes and the performance by the Issuer of its obligations thereunder and the consummation of the transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not (i) conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, the organizational documents of the Issuer; (ii) conflict with or constitute a breach of any indenture, loan agreement, mortgage, trust deed, lease or other agreement or instrument to which the Issuer is a party or by which it or any of its properties is bound; or (iii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in each case, for such conflicts, breaches, defaults or infringements that would not have a Material Adverse Effect;

(i) The Offering Document, and any supplement or amendment to the Offering Document, is, as of the date thereof and as of the Closing Date, or will be, as of the date of its first use, as applicable, true and accurate in all material respects and does not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Offering Document, and any supplement or amendment to it, contains or will contain all information with regard to the Issuer and the Notes, as the case may be, which is material in the context of the issuance of the Notes, except that this representation and warranty shall not apply to statements in or omissions from the Offering Document (or any supplement or amendment thereto) based upon IP Information or PA Information (each as defined in Section 8(b) hereof);

(j) There are no pending actions, suits or proceedings against or affecting the Issuer or to which any of its assets are subject and to the best of the Issuer’s knowledge, no such suits or proceedings are threatened or contemplated;

(k) Except as disclosed in the Offering Document, the Issuer has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it. On each date on which the Issuer acquires property subject to the security interest granted pursuant to the Indenture to the Trustee for the benefit of the Secured Parties (such property, the “Assets”): (i) the Issuer will have the power to grant a security interest in such Assets and will have taken all necessary actions to authorize the granting of such security interest; (ii) the Issuer will be the sole owner of such Assets, free and clear of any security interest, lien, encumbrance or other restrictions other than (A) the security interest granted pursuant to the Indenture and (B) liens expressly permitted by the Indenture; (iii) the Trustee will have a valid and perfected security interest in such Assets (assuming that any central clearing corporation or any third-party securities intermediary or other entity not within the control of the Issuer gives the notices and takes the action required of it under relevant law for perfection of that interest), subject to no prior security interest, lien or encumbrance except for (A) the security interest granted pursuant to the Indenture and (B) liens expressly permitted pursuant to the Indenture; and (iv) the performance by the Issuer of its obligations under the Indenture will not result in the creation of any security interest, lien or other encumbrance on any Assets other than (A) the security interest granted pursuant to the Indenture and (B) liens expressly permitted pursuant to the Indenture;

(l) The Issuer has not taken, nor will take, directly or indirectly, any action prohibited by Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(m) No event has occurred which, had the Notes already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event of default or such other similar term howsoever used or defined in any Transaction Document;

(n) Neither it nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the State of Delaware;

(o) [Reserved];

(p) [Reserved];

(q) [Reserved];

(r) Based on the consideration of such factors as the Issuer and its counsel deem necessary or appropriate and based on the transfer restriction provisions set forth in the Indenture, the Issuer has a reasonable belief that the initial sales and subsequent transfers of the Notes shall be limited to persons who are Eligible Investors;

(s) No registration of the Notes under the Securities Act, and no qualification of the Indenture under the U.S. Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer, sale and initial resale of the Notes by the Initial Purchaser and the Placement Agent and their agents (if any) in accordance with this Agreement and as contemplated by the Transaction Documents;

(t) When the Notes are issued and delivered pursuant to this Agreement, none of the Notes will be of the same class (within the meaning of Rule 144A(d)(3)(i)) as securities that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(u) None of the Issuer, any of its affiliates or any Person acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

(v) None of the Issuer, any of its affiliates (as that term is defined in Rule 501(b) of Regulation D under the Securities Act (each, an “Affiliate”)) or any Person acting on its behalf has engaged in any “directed selling efforts” (as that phrase is defined in Regulation S) with respect to the Notes, and the Issuer, any of its Affiliates and any Person acting on its behalf have complied with the applicable offering restrictions requirements of Regulation S. The Issuer has not entered into any contractual agreement with respect to the distribution of the Notes except for the arrangements with the Initial Purchaser and the Placement Agent hereunder and each Subscription Agreement and any agreements made in connection with the direct sale by the Issuer of any Notes that are not Purchased Notes to certain initial investors therein on or about the Closing Date in accordance with the Indenture;

(w) None of the Issuer, or any of its Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as that term is defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act or (ii) engaged, or will engage, in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Accordingly, the Issuer acknowledges that the Notes may not be offered or sold, directly or indirectly, and no offering circular or memorandum or any advertisements in connection with the Notes may be distributed or published, in or from any country or jurisdiction except under circumstances that shall result in compliance with any applicable rules and regulations of any such country or jurisdiction;

(x) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act), contained in either the Preliminary Offering Document or the Final Offering Document has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(y) Neither the Issuer nor the pool of Assets is required, and neither will be required as a result of the offer and sale of the Notes and the application of the net proceeds thereof as described in the Offering Document and as contemplated by the other Transaction Documents, to register as an “investment company” (as that term is defined in the Investment Company Act), and the Issuer is not “controlled” by an “investment company” (each such term as defined in the Investment Company Act) and the Issuer will not issue any securities other than those described in the Offering Document, or other than its ordinary shares or membership interests, as the case may be;

(z) (i) The purchase and sale of the Purchased Notes and placement of the Placed Notes pursuant to this Agreement, including the determination of the offering price of such Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchaser and the Placement Agent, on the other hand, and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as the initial purchaser of the Purchased Notes, the Placement Agent is and has been acting solely as the placement agent of the Placed Notes and neither the Initial Purchaser nor the Placement Agent is the financial advisor, agent (except to the extent provided in this Agreement) or fiduciary of the Issuer or any of its Affiliates, stockholders, creditors or employees or any other party; (iii) neither the Initial Purchaser nor the Placement Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser or the Placement Agent has advised or is currently advising the Issuer on other matters) and neither the Initial Purchaser nor the Placement Agent has any obligation to the Issuer with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Initial Purchaser, the Placement Agent and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and neither the Initial Purchaser nor the Placement Agent has any obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) neither the Initial Purchaser nor the Placement Agent has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate;

(aa) The Issuer has authorized (through its counsel’s provision of final versions thereof to the Initial Purchaser and the Placement Agent) the Initial Purchaser and the Placement Agent to use the Offering Document in connection with the offer and resale of the Purchased Notes and placement of the Placed Notes;

(bb) Since the dates as of which information is given in the Offering Document, except as stated therein or contemplated thereby, (i) there has been no event or development (other than any decline in the value of the Assets), involving the Issuer that has resulted, or can reasonably be expected to result, in a Material Adverse Effect with respect to the Issuer, (ii) there have been no transactions entered into by the Issuer, other than those in the ordinary course of business, which are material with respect to the Issuer and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Issuer;

(cc) The Issuer has given a written representation and undertaking to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) with respect to the Secured Notes rated by such Rating Agency, and it has complied with each such representation and undertaking; and

(dd) (i) None of the Issuer or any of its Affiliates or any Person acting on behalf of any of the foregoing is (x) an individual or entity currently the subject of any economic or financial sanctions, trade embargoes or other comprehensive prohibitions against transaction activity pursuant to anti-terrorism laws or export control laws imposed, administered or enforced from time to time (“Sanctions”) by any of (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom, (v) the respective governmental institutions of any of the foregoing including, without limitation, His Majesty’s Treasury, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State and any other agency of the U.S. government or (vi) any other governmental authority with jurisdiction over the Issuer or any of its subsidiaries, Affiliates or representatives (“Sanctions Authority”) or (y) under investigation for any Sanctions violations and (ii) the Issuer is not located, organized or resident in a country or territory that is the subject of comprehensive country-wide or territory-wide Sanctions (any such country or territory, a “Sanctioned Country”) and has not funded any of its obligations under the Transaction Documents with proceeds derived from dealings that would be prohibited by Sanctions.

The Issuer acknowledges that the Initial Purchaser and the Placement Agent and, for purposes of the opinions to be delivered to the Initial Purchaser and the Placement Agent pursuant to Section 7 hereof, counsel to the Issuer and counsel to the Initial Purchaser and the Placement Agent, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

5. Undertakings by the Issuer. The Issuer agrees with the Initial Purchaser and the Placement Agent as follows:

(a) The Issuer shall advise the Initial Purchaser and the Placement Agent promptly and, if requested by the Initial Purchaser or the Placement Agent, confirm such advice in writing, of the issuance by any state securities commission or any other applicable federal or state regulatory authority of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchaser or the Placement Agent pursuant to Section 5(b) hereof, or the initiation or threat of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose. The Issuer shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or blue sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or blue sky laws, the Issuer shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) Prior to the completion of the distribution of the Notes (as determined by the Initial Purchaser and the Placement Agent), the Issuer shall cooperate with, and promptly take such action as directed by, the Initial Purchaser, the Placement Agent and counsel to the Initial Purchaser and the Placement Agent in connection with the registration or qualification of, or a notice or exemption filing for, the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchaser or the Placement Agent may request and to continue such registration, qualification, notice or exemption filing in effect so long as required and to file such consents to service of process or other documents as may be necessary in order to effect such registration, qualification, notice or exemption filing; provided that the Issuer shall not be required in connection therewith to qualify as a foreign company in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Offering Document, in any jurisdiction in which it is not now so subject.

(c) The Issuer shall use its reasonable best efforts to obtain on or prior to the Closing Date all governmental authorizations required in connection with the issuance and sale of the Notes to be issued on such date and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party, and to cause such authorizations to be continued in effect so long as any of the Notes remain outstanding; provided the Issuer shall not be required in connection therewith to qualify as a foreign company in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Offering Document, in any jurisdiction in which it is not now so subject.

(d) The Issuer shall furnish to the Initial Purchaser and the Placement Agent without charge, as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Notes, as many copies of the Offering Document and of any amendments or supplements thereto as the Initial Purchaser or the Placement Agent may reasonably request.

(e) If at any time prior to the completion of the distribution of the Notes (as determined by the Initial Purchaser and the Placement Agent), any event occurs as a result of which the Final Offering Document as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer shall promptly so notify the Initial Purchaser and the Placement Agent and, upon the request of the Initial Purchaser or the Placement Agent, the Issuer shall prepare and furnish to the Initial Purchaser and the Placement Agent, subject to prior review by the Initial Purchaser and the Placement Agent as provided by paragraph (f) of this Section 5, a reasonable number of copies of an amendment or supplement to the Final Offering Document that shall correct such statement or omission.

(f) The Issuer shall not publish any amendment or supplement to the Final Offering Document unless a copy has been furnished to the Initial Purchaser and the Placement Agent for its review, and the Issuer shall not publish any such proposed amendment or supplement to which the Initial Purchaser or the Placement Agent reasonably objects unless counsel to the Issuer advises the Issuer, in a written opinion, with a copy to the Initial Purchaser and the Placement Agent, that (i) without such proposed amendment or supplement the Final Offering Document, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer.

(g) None of the Issuer, any of its Affiliates or any Person acting on its behalf shall engage in any “directed selling efforts” (as that phrase is defined in Regulation S) with respect to the Notes, and the Issuer, its Affiliates and each Person acting on their behalf shall comply with the applicable offering restrictions requirements of Regulation S.

(h) The Issuer shall promptly prepare, upon the reasonable request of the Initial Purchaser or the Placement Agent, as the case may be, any amendments of or supplements to the Final Offering Document that in the opinion of the Initial Purchaser or the Placement Agent, as the case may be, may be reasonably necessary to enable the Initial Purchaser to continue to sell Purchased Notes or the Placement Agent to continue to place Placed Notes, subject to the approval of the Initial Purchaser’s and the Placement Agent’s counsel.

(i) The Issuer shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which is substantially similar to any of the Notes the result of which would cause the offer and sale of the Notes pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act or Rule 144A or Regulation S thereunder.

(j) Except as otherwise set forth herein, the Issuer shall not publish or disseminate any material in connection with the offering of the Notes unless the Initial Purchaser and the Placement Agent shall have consented to the publication or use thereof.

(k) At all times during the period commencing on the date hereof and ending on the earliest to occur of (i) the completion of the distribution of the Notes (as determined by the Initial Purchaser and the Placement Agent) and (ii) the termination of this Agreement in accordance with Section 9 hereof, the Issuer shall extend, and shall use best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer and/or the Collateral Manager concerning their business, management and financial affairs, and the Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Document, to the extent the Issuer, or the Collateral Manager, as the case may be, possesses the same or can acquire it without unreasonable effort or expense; provided that the Issuer shall permit representatives of the Initial Purchaser and the Placement Agent to be present at, or participate in, any meeting or telephone conference between the Issuer or the Collateral Manager, and any prospective investor identified by the Initial Purchaser and the Placement Agent, and shall give the Initial Purchaser and the Placement Agent reasonable notice thereof, and the Issuer shall not furnish any such written information to any such prospective investor without first giving the Initial Purchaser and the Placement Agent a reasonable opportunity to review and comment on such information.

(l) So long as any of the Notes remain outstanding, and at any time that the Issuer is not subject to Section 13 or Section 15 of the Exchange Act, the Issuer shall make available to any holder of Notes in connection with any sale thereof, and any prospective purchaser of any such Notes from such holder, the information required by Rule 144A(d)(4) under the Securities Act.

(m) The Issuer shall not solicit any offer to buy from or offer to sell to any Person any Notes, except through the Initial Purchaser with respect to the Purchased Notes and the Placement Agent with respect to the Placed Notes.

(n) The Issuer shall not solicit any offer to buy, offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(o) The Issuer shall comply with all of its covenants contained herein, in the Indenture and each other Transaction Document to which it is a party or by which it is bound.

(p) The Issuer shall not enter into any contractual agreement with respect to the distribution of the Notes except for this Agreement and each Subscription Agreement and any agreements made in connection with the direct sale by the Issuer of any Notes that are neither Purchased Notes nor Placed Notes to certain initial investors therein on or about the Closing Date in accordance with the Indenture.

(q) The Issuer shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Offering Document.

(r) The Issuer shall cooperate with the Initial Purchaser and the Placement Agent and use its best efforts to permit the Global Notes to be eligible for clearance and settlement through the facilities of DTC.

(s) The Issuer will comply with the representations made by it to each Rating Agency in accordance with paragraph (a)(3)(iii) of Rule 17g-5 with respect to the Secured Notes rated by such Rating Agency.

(t) [Reserved].

(u) It shall provide instructions to DTC that it take the following (or similar) actions with respect to the Global Notes eligible to be transferred pursuant to Rule 144A (the “Rule 144A Global Notes”) to:

(i) ensure that all CUSIP numbers identifying the Rule 144A Global Notes have a “fixed field” attached thereto that contain “3c7” and “144A” indicators;

(ii) indicate by means of the marker “3c7” in the DTC 20-character security descriptor and the DTC 48-character additional descriptor that sales are limited to QIB/QPs;

(iii) where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, print the 20-character security descriptor on it; where the DTC deliver order ticket is electronic, employ a “3c7” indicator and make a user manual containing a description of the relevant restriction available to participants;

(iv) ensure that DTC’s Reference Directory contains an accurate description of the restrictions on the holding and transfer of the Rule 144A Global Notes due to the Issuer’s reliance on the exclusion to registration provided by Section 3(c)(7) of the Investment Company Act;

(v) send an “Important Notice” outlining the Section 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering;

(vi) ensure that DTC’s Reference Directory includes each Class of Rule 144A Global Notes (and the applicable CUSIP numbers for such Notes) in the listing of Section 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Rule 144A Global Notes; and

(vii) deliver to the Issuer a list of all DTC participants holding an interest in the Rule 144A Global Notes.

(v) It shall provide instructions to Bloomberg LP that it take the following (or similar) actions with respect to any Bloomberg screen containing information about the Rule 144A Global Notes issued by it:

(i) the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes shall state: “Iss’d Under 144A/3c7”;

(ii) the “Security Display” page shall have the flashing red indicator stating “See Other Available Information”;

(iii) the indicator shall link to the “Additional Security Information” page, which shall state that the Rule 144A Global Notes “are being offered to persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the U.S. Securities Act) and (y) qualified purchasers (as defined under Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended)”; and

(iv) a statement on the “Disclaimer” page for the Rule 144A Global Notes shall appear that such Notes will not be and have not been registered under the Securities Act, that the Issuer has not been registered under the Investment Company Act and that the Rule 144A Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the Investment Company Act.

(w) It shall provide instructions to Reuters that it take the following (or similar) actions with respect to the Rule 144A Global Notes:

(i) a “144A – 3c7” notation shall be included in the security name field at the top of the Reuters Instrument Code screen;

(ii) a “144A3c7Disclaimer” indicator shall appear on the right side of the Reuters Instrument Code screen; and

(iii) a link from such “144A3c7Disclaimer” indicator to a disclaimer screen shall contain the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the U.S. Securities Act of 1933 (as amended), and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940 (as amended)”.

(x) It shall give direction to any third-party vendor, of which it is aware, to ensure that any other third-party vendor screens containing information about the Rule 144A Global Notes, substantially similar to the information set forth in clauses (i) through (iii) of Section 5(w).

(y) The Issuer shall (A) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and maintain or be subject to policies and procedures reasonably designed to ensure compliance with, all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, (B) conduct requisite due diligence in connection with the transactions contemplated by the Offering Document for purposes of complying with all applicable Anti-Money Laundering Laws, (C) ensure it does not use or permit to be used any of the proceeds from the sale of the Notes in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, and (D) ensure it does not fund or permit to be funded any payment obligation under the Transaction Documents in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

For purposes of this clause (y), the following terms shall have the below set forth meaning:

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Issuer or the Collateral Manager is located or doing business.

“Anti-Money Laundering Laws” means applicable laws, regulations or ordinances in any jurisdiction in which the Issuer or the Collateral Manager is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirement related thereto.

(z) The Issuer shall not, directly or indirectly, use the proceeds from the sale of the Notes, or lend, contribute or otherwise make available such proceeds (A) to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is a Restricted Party or reasonably expected to become so designated, or currently involved in any publicly recorded claim, action, suit, proceedings or investigation with regard to Sanctions and (B) in any manner that would result in a violation of Sanctions.

For purposes of this clause (z), the following terms shall have the below set forth meaning:

“Restricted Party” means any Person that is (i) listed on, or owned or controlled by a Person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country or (v) otherwise a target of Sanctions.

“Sanctions List” means any of the lists of specifically designated nationals (or “SDN”), non-SDN menu-based sanctions targets (or equivalent), sectoral sanctions identification entities (or equivalent), or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time.

6. Offering Restrictions. (a) The following representations and agreements of the Initial Purchaser shall apply only to Purchased Notes and the following representations and agreements of the Placement Agent shall apply only to the Placed Notes. Each of the Initial Purchaser and the Placement Agent represents and agrees that:

(i) it has not offered or sold, and it will not offer or sell, the Notes to any person who is not an Eligible Investor;

(ii) it is (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and (ii) a QIB/QP;

(iii) it has not solicited any offer to buy or offered, and agrees that it will not solicit any offer to buy or offer, the Notes by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act);

(iv) it has not engaged and agrees that it, its affiliates and any person acting on its or their behalf, will not engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and that it has complied and will comply with the applicable offering restriction requirements of Regulation S;

(v) [reserved];

(vi) it (I) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issuance or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (II) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

(vii) it will comply with all requirements of U.S. federal and state law, and all regulatory rules and procedures with respect to anti-money laundering obligations and know your customer obligations as they relate to the offer and sale of the Notes, including without limitation, applicable rules and regulations under the USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended);

(viii) that any purchases, placements and resales of the Notes by it are restricted as described under “Transfer Restrictions” in the Offering Document and the Indenture;

(ix) it is not a retirement plan or other plan that is subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any entity whose underlying assets include “plan assets” by reason of such plan investment in the entity, or a governmental, church non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code;

(x) (I) the Offering Document has not, and no prospectus or other disclosure document in relation to the Notes has been, lodged with or registered by the Australian Securities and Investments Commission (“ASIC”); and (II) it has not offered for subscription or purchase or issued invitations to subscribe for or buy, or made or invited applications for an offer of the Notes for issuance, sale or purchase, nor has it sold the Notes, and it will not offer for subscription or purchase or issue invitations to subscribe for or buy, or make or invite applications for an offer of the Notes for issuance, sale or purchase, nor will it sell the Notes, and it has not distributed and will not distribute any draft, preliminary or definitive offering circular or memorandum, advertisement or other offering material relating to the Notes (including the Offering Document), in each such case in the Commonwealth of Australia, its territories or possessions, unless (A) the minimum aggregate consideration payable by each offeree is a minimum amount of A$500,000 (calculated in accordance with section 708(9) of the Corporations Act and Regulation 7.1.18 of the Corporations Regulations 2001(Cth)) or the offer, invitation or issue is otherwise an offer, invitation or issue for which no disclosure is required pursuant to Part 6D.2 of the Corporations Act; (B) the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act; and (C) the offer, invitation or distribution complies with all applicable laws, regulations and directives (including, without limitation, the licensing in Chapter 7 of the Corporations Act 2001 (Cth)) and does not require any document to be lodged with ASIC;

(xi) (I) the Notes may only be offered in the Republic of Austria in compliance with the provisions of the Austrian Capital Market Act and other laws applicable in the Republic of Austria governing the offer and sale of the Notes in the Republic of Austria; and (II) the recipients of the Offering Document and other selling material in respect of the Notes have been individually selected and identified before the offer being made and are targeted exclusively on the basis of a private placement; and (III) the Notes have not been, must not be and are not being offered or advertised publicly or offered similarly under either the Austrian Capital Market Act, the Investment Funds Act or any other securities regulation in Austria; and (IV) any offers of the Notes have not been made and no offer of the Notes will be made to any persons other than the recipients to whom the Offering Document is personally addressed;

(xii) any offer, or any actions which could be deemed an offering according to the Swedish Financial Instruments Trading Act, performed by the Initial Purchaser or the Placement Agent (as applicable) has been made and will be made in accordance with the relevant exemptions under the Swedish Financial Instruments Trading Act, in order to ensure that no Notes are offered or sold in such a manner that would require the registration of a prospectus by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act;

(xiii) [reserved];

(xiv) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any EU retail investor in the European Economic Area. For the purposes of this provision: (a) the expression “EU retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes; and

(xv) at or prior to confirmation of sale of any Notes in reliance on Regulation S, it will have sent to each distributor, dealer or other person to which it sells such Notes during the distribution compliance period (as defined in Regulation S) a written confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been and will not be registered under the U.S. Securities Act and may not be offered, sold, resold, delivered or transferred within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the Closing Date and the commencement of the offering of the Notes, except in accordance with Regulation S or Rule 144A under the U.S. Securities Act. Terms used above have the meanings given to them by Regulation S under the U.S. Securities Act.”

7. Conditions Precedent. The obligations of the Initial Purchaser and the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties of the Issuer contained herein as of the date hereof and as of the Closing Date (as if made on the Closing Date), to the accuracy of the statements of the Issuer made in any certificates delivered pursuant hereto on such date, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) The Issuer shall have obtained all governmental authorizations required in connection with the issuance and sale of the Notes and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party.

(b) The Issuer shall have furnished to the Initial Purchaser and the Placement Agent a certificate of the Issuer signed by a manager of the Issuer dated the Closing Date, to the effect that:

(i) such manager has examined the Final Offering Document, the Indenture and this Agreement;

(ii) in the opinion of the Issuer the information in the Final Offering Document (other than (A) the Collateral Manager Information (as defined in the Final Offering Document) and (B) the IP Information and the PA Information (each as defined in Section 8(b) below)), as of the date thereof (including as of the date of any supplement thereto on or prior to the date of the certificate) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the representations and warranties of the Issuer in the Indenture and this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; and

(iv) the Issuer has performed all its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date.

(c) The Issuer shall have furnished to the Initial Purchaser and the Placement Agent the opinions of Dechert LLP, special U.S. counsel to the Issuer, and of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, each dated the Closing Date and in form and substance satisfactory to the Initial Purchaser and the Placement Agent.

(d) The Trustee shall have furnished to the Initial Purchaser and the Placement Agent the opinion of Nixon Peabody LLP, counsel to the Trustee and the Collateral Administrator, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser and the Placement Agent.

(e) The Collateral Manager shall have furnished to the Initial Purchaser and the Placement Agent the opinions of Dechert LLP, counsel to the Collateral Manager, and of Richards, Layton & Finger, P.A., special Delaware counsel to the Collateral Manager, each dated the Closing Date and in form and substance satisfactory to the Initial Purchaser and the Placement Agent.

(f) The conditions precedent to the performance by the Issuer of their respective obligations under the Indenture shall have been satisfied.

(g) The Issuer shall have furnished to the Initial Purchaser and the Placement Agent a negative assurance letter of Dechert LLP, special U.S. counsel to the Issuer and the Collateral Manager, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser and the Placement Agent.

(h) [Reserved].

(i) [Reserved].

(j) Subsequent to the date as of which information is given in the Offering Document, (i) there shall not have occurred any change, or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuer and (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Issuer, the effect of which, in any case is, in the judgment of the Initial Purchaser or the Placement Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Offering Document or this Agreement.

(k) On the Closing Date, the Transaction Documents shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Initial Purchaser and the Placement Agent, the Initial Purchaser and the Placement Agent shall have received a counterpart, conformed as executed, of such documents and such documents shall be in full force and effect.

(l) On the Closing Date, the Initial Purchaser shall have received satisfactory evidence that each of the Collateral Obligations pledged to the Trustee for inclusion in the Assets has been delivered or transferred (or will be delivered or transferred) to the Trustee (or its agent) in accordance with the terms of the Indenture.

(m) On the Closing Date, the Initial Purchaser and the Placement Agent shall have received evidence of payment in immediately available funds of the expenses described in Section 3 hereof.

(n) On the Closing Date, the Initial Purchaser and the Placement Agent shall have received satisfactory evidence that the Rating Agencies have assigned their respective ratings to each Class of Secured Notes as set forth in the Final Offering Document.

(o) The Collateral Manager shall have furnished to the Initial Purchaser and the Placement Agent a certificate, dated the Closing Date, signed by a senior executive officer of the Collateral Manager certifying that:

(i) the Collateral Manager has examined the Final Offering Document;

(ii) in the opinion of the Collateral Manager, the Collateral Manager Information (as defined in the Final Offering Document), as of the date thereof (including as of the date of any supplement thereto on or prior to the date of the certificate) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iii) as of the Closing Date, to the best of its knowledge, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Final Offering Document or on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Management Agreement.

(p) The Placement Agent shall have furnished to the Initial Purchaser a certificate, dated the Closing Date, signed by a senior executive officer of the Placement Agent certifying that:

(i) the Placement Agent has examined the Final Offering Document; and

(ii) in the opinion of the Placement Agent, the information contained in the Final Offering Document appearing under the heading “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Apollo Global Securities and its Affiliates” and subheadings thereunder (the “Placement Agent Information”), as of the date thereof (including as of the date of any supplement thereto on or prior to the date of the certificate) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(q) Prior to the Closing Date, the Issuer shall furnish to the Initial Purchaser and the Placement Agent such further information, certificates and documents as the Initial Purchaser or the Placement Agent may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if the representations in Section 4 contain any inaccuracies, or if any of the opinions and certificates referred to in or contemplated by this Agreement shall not be reasonably satisfactory in form and substance to the Initial Purchaser, the Placement Agent and their counsel, this Agreement and all obligations of the Initial Purchaser and the Placement Agent hereunder may be canceled by the Initial Purchaser or the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

8. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless the Initial Purchaser, the Placement Agent, their affiliates, directors, officers and employees, and each person, if any, who controls the Initial Purchaser or the Placement Agent, as the case may be, within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser, the Placement Agent or such affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is connected with the consummation of the transactions contemplated by the Preliminary Offering Document or the Final Offering Document or the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement or the Transaction Documents, including, without limitation, any such loss, claim, damage, liability or expense which arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document (or any amendment or supplement thereto) or any marketing book, term sheet or other offering materials with respect to the Note, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) in whole or in part, any inaccuracy in the representations and warranties of the Issuer contained herein; (iii) in whole or in part, any failure of the Issuer to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by the Initial Purchaser or the Placement Agent in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above; and to reimburse the Initial Purchaser or the Placement Agent and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser or the Placement Agent) as such expenses are reasonably incurred by the Initial Purchaser and the Placement Agent or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided that the foregoing indemnity agreement shall not apply, with respect to the Initial Purchaser or the Placement Agent, as the case may be, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Issuer or to such IP/PA Party (as defined below) by such IP/PA Party expressly for use in the transactions contemplated by this Agreement. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer may otherwise have.

(b) (i) Each of the Initial Purchaser and the Placement Agent (collectively for purposes of this Section 8, the “IP/PA Parties”), severally and not jointly, agrees to indemnify and hold harmless the Issuer and the other IP/PA Party, their respective directors or managers and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act (the “Indemnified Parties”), against any loss, claim, damage, liability or expense, as incurred, to which any Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the IP/PA Parties), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Document (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Document (or any amendment or supplement thereto), in reliance upon and in conformity with information furnished to the Issuer or to such IP/PA Party by such IP/PA Party expressly for use in the transaction contemplates by this Agreement; and to reimburse such Indemnified Party for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuer hereby acknowledges and agrees that (a) the only information that has been furnished to the Issuer by or on behalf of the relevant Initial Purchaser expressly for use in the Offering Document (or any amendment or supplement thereto) is (I) its name and address and (II) the information set forth in the Final Offering Document under the heading “Plan of Distribution” (the “IP Information”) and (b) the only information that has been furnished to the Issuer by or on behalf of the Placement Agent expressly for use in the Offering Document (or any amendment or supplement thereto) is (I) its name and address and (II) the Placement Agent Information (the “PA Information”). The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the IP/PA Parties may otherwise have.

(ii) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the relevant IP/PA Party (in the case of counsel representing the relevant IP/PA Party or its related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(c) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and each IP/PA Party, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and each IP/PA Party, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the sale of the Notes hereunder (before deducting expenses), including the amount (immediately prior to retirement) of any liabilities retired in exchange for the Notes sold hereunder, and benefits received by each IP/PA Party shall be deemed to be equal to the total purchase discounts and commissions or fees received by each IP/PA Party from the Issuer in connection with the purchase of the Notes hereunder. The relative fault of the Issuer, on the one hand, and each IP/PA Party, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuer, on the one hand, or each IP/PA Party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in this Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(d); provided that no additional notice shall be required with respect to any action for which notice has been given under this Section 8 for purposes of indemnification.

The Issuer and the IP/PA Parties agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if each IP/PA Party were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

Notwithstanding the provisions of this Section 8, each IP/PA Party shall not be required to make contributions hereunder that in the aggregate exceed the amount by which (a) the sum of, without duplication, (i) any purchase discount, commission or fee applicable to the Notes purchased by each IP/PA Party hereunder plus (ii) the excess of the total price at which the Notes are sold to investors by each IP/PA Party over the price paid by each IP/PA Party to the Issuer for the Notes exceeds (b) the aggregate amount of any damages that each IP/PA Party has otherwise been required to pay in respect of the same or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each director, officer and employee of each IP/PA Party and each person, if any, who controls such IP/PA Party within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such IP/PA Party, and each manager of the Issuer, and each person, if any, who controls the Issuer within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer.

9. Termination. Each of the Initial Purchaser and the Placement Agent, in its absolute discretion, by notice to the Issuer, may terminate this Agreement at any time prior to delivery of and payment for the Notes if, prior to such time, (i) the Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto; (ii) trading generally shall have been suspended or limited or minimum prices shall have been established on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity (including, without limitation, a terrorist attack), or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchaser or the Placement Agent (as the case may be) is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes in the manner and on the terms described in the Offering Document or to enforce contracts for the sale of securities; (v) any federal or state statute, regulation, rule or order of any court or other governmental authority shall have been enacted or published or promulgated which, in the opinion of the Initial Purchaser or the Placement Agent (as the case may be), materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Issuer; or (vi) the Issuer shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchaser or the Placement Agent (as the case may be) may interfere materially with the conduct of the business and operations of the Issuer regardless of whether or not such loss shall have been insured.

Any termination pursuant to this Section 9 shall be without liability on the part of (i) the Issuer to the Initial Purchaser or the Placement Agent, except that the Issuer shall be obligated to reimburse the expenses of the Initial Purchaser and the Placement Agent pursuant to Section 3 hereof, (ii) the Initial Purchaser and the Placement Agent to the Issuer, or (iii) any party hereto to any other party except that the provisions of Section 8 hereof shall at all times be effective and shall survive any termination of this Agreement.

10. Status of the Placement Agent. In soliciting offers to purchase the Placed Notes from the Issuer pursuant to this Agreement and in assuming any other obligation hereunder, the Placement Agent is acting solely as agent for Issuer and not as principal. It is understood that the Placement Agent will be acting as the agent of the Issuer in the placing of the Placed Notes and that the Placement Agent’s responsibility in this regard is limited to a “reasonable best efforts” basis in placing the Placed Notes with no understanding, express or implied, on the Placement Agent’s part of a commitment to purchase or place the Placed Notes. The Placement Agent shall have the right, in its sole discretion, to reject in whole or in part any offer to purchase Placed Notes or to allot to any Original Purchaser less than the amount of Placed Notes offered to be purchased by such Original Purchaser, and the Placement Agent’s decision in respect thereof shall be binding on the Issuer. The Issuer shall sell the Placed Notes directly to each Original Purchaser through the Placement Agent as agent and the Placement Agent shall have no ownership interest in or title to the Placed Notes prior to the purchase thereof by Original Purchasers; provided that the Placement Agent shall have the right, but shall not be obligated, to purchase Placed Notes as principal for its own account.

If the Placement Agent purchases Placed Notes as principal for its own account, each of the representations, warranties and covenants of the Issuer in this Agreement shall be for the benefit of the Placement Agent, as purchaser.

The Placement Agent will make reasonable efforts to assist the Issuer in obtaining performance by each Original Purchaser whose offer to purchase Placed Notes from the Issuer has been solicited by the Placement Agent and accepted by the Issuer, but the Placement Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall fail to deliver Placed Notes to an Original Purchaser whose offer the Issuer has accepted, the Issuer (i) shall hold the Placement Agent harmless against any loss, claim, damage or liability arising from or as a result of such failure to deliver and (ii) shall pay to the Placement Agent any fee to which it would be entitled hereunder in connection with such sale as if such sale had been consummated.

Nothing contained in this Agreement (i) shall prevent the Placement Agent from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities or (ii) shall be construed in any way as precluding or restricting the Placement Agent’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, any of the Notes.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements set forth in or made by or on behalf of the Issuer, the Initial Purchaser and the Placement Agent, respectively, pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Initial Purchaser, the Placement Agent or any officer, director, employee or controlling Person of the Initial Purchaser or the Placement Agent) regardless of the completion of the arrangements for the purchase and issuance of the Notes or any investigation made by or on behalf of the Initial Purchaser or the Placement Agent. The provisions of Sections 3, 8, 13, 14, 15 and 20 hereof shall survive the termination or cancellation of this Agreement.

12. Notices.

(a) Any notice or communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

ADS CLO 2 LLC

c/o Apollo Debt Solutions BDC

9 West 57th Street, 41st Floor

New York, New York 10019

Attention: Kristen Hester

Email: ADSFinance@Apollo.com

in the case of notices to the Initial Purchaser, to it at:

BofA Securities, Inc.

One Bryant Park, 3rd Floor

New York, New York 10036

Telephone Number: (212) 230-9620

Email: dg.clo_primary@bofa.com

Attention: Global Credit and Special Situations Structured Products Group

with a copy to:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Email: dg.legal_notices_mlpfs@baml.com

Attention: Legal Department

in the case of notices to the Placement Agent, to it at:

Apollo Global Securities, LLC

9 West 57th Street

New York, New York 10019

(b) Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of facsimile, at the time of dispatch and, in the case of email, at the time of receipt.

(c) Any communication by facsimile shall be confirmed by mail but failure to send or receive the letter of confirmation shall not invalidate the original communication.

(d) Notwithstanding the foregoing, any notice or other communication to be provided by the Initial Purchaser or the Placement Agent pursuant to this Agreement shall be effective when sent to the address of the Issuer provided in Section 12(a) without regard to the delivery to any other persons required to be copied on distributions to the Issuer. Any failure by the Initial Purchaser or the Placement Agent to provide copies to such other entities or persons shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice or communication or the matters set forth therein.

13. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS (WHETHER IN CONTRACT, TORT OR OTHERWISE) BY THE LAWS OF THE STATE OF NEW YORK.

14. Jurisdiction; Judgment Currency. (a) The Issuer hereby irrevocably submits, to the extent permitted by applicable law, to the exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement, the Offering Document or the Notes, and the Issuer, the Initial Purchaser and the Placement Agent hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any of such courts. To the fullest extent permitted by applicable law, the Issuer agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law. On the Closing Date, the Issuer will irrevocably designate and appoint an agent to receive service of process in any proceedings in the City and County of New York (which is the same process agent as each will appoint under the Indenture); provided that failure to deliver a copy of any service of process to the Issuer or in care of the Issuer shall not affect the validity or effectiveness of any such service of process. The Issuer agrees that service of process on the aforementioned agent or service of process on the Issuer in any other manner permitted by law shall be deemed in every respect effective service of process.

(b) To the extent that the Issuer, the Initial Purchaser or the Placement Agent has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

(c) The Issuer, the Initial Purchaser and the Placement Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.

(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be at the rate at which in accordance with normal banking procedures the Initial Purchaser or the Placement Agent could purchase U.S. Dollars with such other currency in the City of New York on the Business Day preceding that on which final judgment is given. The obligations of Issuer in respect of any sum due from them to the Initial Purchaser or the Placement Agent shall, notwithstanding any judgment in a currency other than U.S. Dollars, not be discharged until the first Business Day, following receipt by the Initial Purchaser or the Placement Agent (as the case may be) of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchaser or the Placement Agent (as the case may be) may, in accordance with normal banking procedures, purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Initial Purchaser or the Placement Agent (as the case may be) hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Initial Purchaser and the Placement Agent (as applicable) against such loss.

15. No Bankruptcy Petition/Limited Recourse. (a) Each of the Initial Purchaser and the Placement Agent covenants and agrees that, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all the Notes, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law in any jurisdiction.

(b) Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited-recourse obligations payable solely from the Collateral Obligations and all other Assets pledged by the Issuer pursuant to the Indenture in accordance with the terms of the Indenture and following realization thereof and reduction thereof to zero, all payment obligations of and all claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against any employee, agent, officer, partner, member, shareholder, manager or director of any party hereto (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.

16. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligations hereunder.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement. Electronic delivery of an executed counterpart of a signature page of this Agreement by electronic portable document file (.pdf) shall be as effective as delivery of a manually executed counterpart of this Agreement.

18. Power of Attorney. If this Agreement is executed by or on behalf of any party hereto by a Person acting under a power of attorney given by such party, such Person hereby states that at the time of execution hereof such Person has no notice of revocation of the power of attorney by which such Person has executed this Agreement as such attorney.

19. Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, inoperative, illegal or unenforceable because it conflicts with any provisions of any constitution, statute or rule of public policy, all other provisions of this Agreement will be given effect separately from the provisions determined to be invalid, inoperative, illegal or unenforceable and shall not be affected thereby.

20. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, the Initial Purchaser and the Placement Agent with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been entered into on the date first set forth above.

ADS CLO 2 LLC,
as Issuer

APOLLO DEBT SOLUTIONS BDC,
its Designated Manager

By:	APOLLO CREDIT MANAGEMENT LLC,
its Investment Manager

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

BOFA SECURITIES, INC.,
as Initial Purchaser

By:	/s/ Edward Tang
Name: Edward Tang
Title: Managing Director

APOLLO GLOBAL SECURITIES, LLC,
as Placement Agent

By:	/s/ Daniel Duval
Name: Daniel Duval
Title: Vice President

[Signature page to ADS CLO 2 LLC Note Purchase and Placement Agreement]

SCHEDULE A

Principal Amount of Notes to be Purchased

Class of Notes	Purchased Notes Aggregate Principal Amount (U.S.$)	Purchase Price (as a percentage of the Aggregate Principal Amount of the Purchased Notes)	Purchase Price (U.S.$)
Class A-1 Notes	$300,000,000	100%	$300,000,000
Class A-2 Notes	$30,000,000	100%	$30,000,000
Class B Notes	$65,000,000	100%	$65,000,000
Class C Notes	$35,000,000	100%	$35,000,000
Subordinated Notes	$72,100,000	100%	$72,100,000
Total:			$502,100,000

A-1